                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-71332) of iLinc Communications, Inc., of our report dated May 21, 2004 (which contains an explanatory paragraph indicating substantial doubt about iLinc Communications, Inc.'s ability to continue as a going concern), relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 21, 2004 relating to the financial statement schedules which appear in this Form 10-K.



/s/ BDO Seidman, LLP

Costa Mesa, California

July 11, 2005